Exhibit 99.1

2U, Inc. Announces Acquisition of edX Assets

•	Outlines terms and expected financial impact of transaction

•	Transaction to be funded with existing cash, including proceeds from new $475 million senior secured Term Loan B

•	Affirms full-year 2021 financial guidance

Lanham, Md.— June 29, 2021 — 2U, Inc. (Nasdaq: TWOU), a global leader in education technology, today announced that it has entered into a definitive agreement to acquire substantially all of edX’s assets, including the edX brand, website, and marketplace, for $800 million in cash consideration. A joint release from 2U and edX with details of the transaction’s benefits to students, universities, and the future of higher education can be found at: transformingdigitaleducation.com/press-release.

2U Chief Financial Officer Paul Lalljie said, “We are excited about the significant opportunities this transaction provides to create value for shareholders and all of our stakeholders by further solidifying 2U’s position as the leading digital transformation partner to great nonprofit universities and extending our reach and ability to deliver high-quality online education offerings that meet the growing global demand from learners and corporations.”

Acquisition Expands 2U’s Leadership Position, Expected to Improve Marketing Efficiency

Together, 2U and edX will reach over 50 million learners globally, serve more than 230 universities and corporate partners, and offer over 3,500 digital programs on the world’s most comprehensive free-to-degree online education marketplace. The combination of 2U’s industry-leading marketing capabilities and the thriving marketplace at edX.org, which had more than 120 million visits in 2020, is expected to establish a scalable and sustainable marketing advantage and drive 10%-15% annual marketing cost efficiencies.

Lalljie continued, “We believe today’s transaction enhances 2U’s momentum, as our business continues to perform well and our second quarter results remain on track with our expectations. To facilitate the transaction, we closed on a $475 million senior secured term loan with attractive terms, including the ability to repay the debt at par in the event the transaction does not close.”

Transaction Details

2U will fund the transaction with cash on hand, which includes the proceeds of the recently funded term loan. The transaction is expected to close within 120 days, subject to customary closing conditions. The transaction has been approved by 2U and edX’s boards of directors and is not subject to any shareholder approval or financing contingency. Morgan Stanley and Co. LLC is serving as sole financial advisor to 2U and Paul Hastings LLP is serving as legal advisor to 2U.

Senior Secured Term Loan

On June 28, 2021, 2U entered into a new $475 million senior secured Term Loan B.

The loan has a final maturity date of December 2024 and bears interest at a rate of adjusted LIBOR (with a floor of 0.75%) plus 5.75%. The loan has an original issue discount of 98.25 and an annual amortization of 1.0%. The Term Loan Credit Agreement contains customary conditions to borrowing, events of default, and covenants—including covenants that restrict the Company’s ability to incur additional indebtedness, grant liens, make investments and acquisitions, pay dividends, repurchase equity interests in the Company, and enter into affiliate transactions and asset sales.

Expected Financial Impact

In its most recent fiscal year ended June 30, 2020, edX reported, on a non-profit basis, revenues of $84.7 million and an operating loss of $17.4 million. The transaction is expected to be accretive to 2U’s adjusted EBITDA in fiscal year 2023, and dilutive to adjusted EBITDA in fiscal year 2022 by a low single-digit percentage.

Affirming Business Outlook for Fiscal Year 2021

2U also affirmed its guidance provided on April 28, 2021 as part of its first quarter 2021 earnings release, a copy of which is available at 2U’s Investor Relations website here.

This affirmation of guidance does not include any potential impact from the edX transaction.

Transaction Conference Call

2U will be hosting an investor conference call to discuss further details of the acquisition today, June 29, 2021 at 8:30 a.m. ET. To access the live webcast, please visit https://www.transformingdigitaleducation.com/investor-materials/. To participate in the conference call by telephone in the U.S., dial 1-866-211-4957, or outside of the U.S., dial 1-873-415-0266, using the conference ID #8965286. A recording of the webcast will be posted to the Investor Relations section of the 2U website at http://investor.2u.com.

About 2U, Inc. (Nasdaq: TWOU)

Eliminating the back row in higher education is not just a metaphor—it’s our mission. For more than a decade, 2U, Inc., a global leader in education technology, has been a trusted partner and brand steward of great universities. We build, deliver, and support more than 500 digital and in-person educational offerings, including undergraduate and graduate degrees, professional certificates, boot camps, and GetSmarter short courses. Together with our partners, 2U has positively transformed the lives of more than 300,000 students and lifelong learners. To learn more, visit 2U.com. #NoBackRow

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding 2U, Inc. (“2U”, the “company”, “our”), edX Inc., 2U’s acquisition of assets from edX (the “Acquisition”) and future business expectations, strategy and intentions all of which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding future results of operations and financial position of 2U, including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements.

2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. The company undertakes no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, but not limited to: risks related to the Acquisition, including failure to obtain applicable regulatory and governmental approvals in a timely manner or at all, integration risks and failure to achieve the anticipated benefits of the Acquisition; trends in the higher education market and the market for online education, and expectations for growth in those markets; the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies; the impact of competition on the company’s industry and innovations by competitors; the company’s ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security; the company’s expectations about the potential benefits of its cloud-based software-as-a-service technology and technology-enabled services to university clients and students; the company’s dependence on third parties to provide certain technological services or components used in its platform; the company’s expectations about the predictability, visibility and recurring nature of its business model; the company’s ability to meet the anticipated launch dates of its degree programs, short courses and boot camps; the company’s ability to acquire new university clients and expand its degree programs, short courses and boot camps with existing university clients; the company’s ability to successfully integrate the operations of its pending and completed acquisitions, including edX and Trilogy, to achieve the expected benefits of its acquisitions and manage, expand and grow the combined company; the company’s ability to refinance its indebtedness on attractive terms, if at all, to better align with its focus on profitability; the company’s ability to service its substantial indebtedness and comply with the covenants and conversion obligations contained in the indenture governing its convertible senior notes and the credit agreement governing its revolving credit facility; the company’s ability to generate sufficient future operating cash flows from recent acquisitions to ensure related goodwill is not impaired; the company’s ability to execute its growth strategy in the international, undergraduate and non-degree alternative markets; the company’s ability to continue to recruit prospective students for its offerings; the company’s ability to maintain or increase student retention rates in its degree programs; the company’s ability to attract, hire and retain qualified employees; the company’s expectations about the scalability of its cloud-based platform; potential changes in regulations applicable to the company or its university clients; the company’s expectations regarding the amount of time its cash balances and other available financial resources will be sufficient to fund its operations; the impact and cost of stockholder activism; the impact of any natural disasters or public health emergencies, such as the coronavirus disease 2019 (“COVID-19”) pandemic; the company’s expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and/or their respective affiliates; and other factors beyond the company’s control.

These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and other SEC filings. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Contact

Ken Goff, 2U, Inc., investorinfo@2u.com

Media Contact

Glenda Felden, 2U, Inc., media@2u.com